UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2013

RECOVERY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed, on November 15, 2012, Recovery Energy, Inc. (the “Company”) appointed W. Phillip Marcum as chief executive officer and chairman of its board of directors (the “Board”), and A. Bradley Gabbard as president and chief financial officer. In connection with their new responsibilities, the compensation committee of the Board has negotiated the material terms of new compensation arrangements with both Mr. Marcum and Mr. Gabbard as follows:

Each of Mr. Marcum and Mr. Gabbard will receive an annual salary of $220,000. Each executive will be eligible for a performance bonus in an amount up to 50% of annual base compensation payable on an annual basis and subject to determination by the compensation committee of the Board, based on the achievement by the Company of performance goals established by the compensation committee for the preceding fiscal year, which may include targets related to the Company’s earnings before interest, taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts. Each executive will also receive an incentive grant of 300,000 stock options with a fair market value vesting price, with vesting occurring 33.33% on each of the next three anniversaries of the grant date.  Such stock options will vest 100% upon a termination of employment by the Company without cause, by the executive for good reason, upon a change of control of the Company or upon the death or disability of the executive. Upon a termination due to death or disability, a termination initiated by the executive for any reason except for good reason, or a termination initiated by the Company with cause, the Company’s obligation to pay any compensation or benefits ceases on the separation date.  If the separation is initiated by the executive for good reason or by the Company for any reason other than cause, the Company will continue to pay the executive’s monthly salary as then in effect for a period equal to twelve (12) months commencing on the separation date.

The Company intends to enter into employment agreements with each of Mr. Marcum and Mr. Gabbard substantially on these terms.

Item 7.01	Regulation FD Disclosure.

On January 18, 2013, the Company filed a Registration Statement on Form S-1 (the “Registration Statement”) with respect to certain securities issued in connection with certain of its 8% Senior Secured Debentures due February 8, 2014. The Registration Statement contains the following updates to previously disclosed information.

●	2013 Capital Budget

o
The Company’s 2013 Capital Budget is currently projected to be approximately $15 million, but is subject to securing sufficient capital to support planned drilling and development expenses.  The Company anticipates that approximately 50% of this budget will be allocated toward the development of two of its unconventional prospects located in the Wattenburg field of the DJ Basin that will target horizontal drilling and development of the Niobrara shale and Codell formations.  The remainder of the Company’s 2013 budget is anticipated to be directed principally toward the conventional development of certain lower risk offset wells to existing production.  The Company also anticipates the allocation of approximately 10% of our 2013 capital budget toward higher risk exploration activities, including the procurement of seismic data and the drilling of one conventional exploratory well.

o
The Company’s 2013 capital expenditure budget is subject to various factors, including availability of capital, market conditions, oilfield services and equipment availability, commodity prices and drilling results.  Results from the wells identified in the capital budget may lead to additional adjustments to the capital budget as the cash flow from the wells could provide additional capital which the Company may use to increase our capital budget. The Company does not anticipate any significant expansion of its current DJ Basin acreage position.

o
Other factors that could cause the Company to further increase its level of activity and adjust its capital expenditure budget include a reduction in service and material costs, the formation of joint ventures with other exploration and production companies, the divestiture of non-strategic assets, a further improvement in commodity prices or well performance that exceeds its forecasts, any of which could positively impact its operating cash flow. Factors that could cause the Company to reduce level of activity and adjust its capital budget include, but are not limited to, increases in service and materials costs, reductions in commodity prices or under-performance of wells relative to our forecasts, any of which could negatively impact the Company’s operating cash flow.

●	Capital Resources

o
The Company’s 2013 capital program is subject to securing sufficient capital, principally via the issuance of additional equity and debt.   The Company may also secure additional capital by pursuing sales of certain assets that are considered non-strategic.  The Company may also seek to finance certain projects via joint venture agreements or other arrangements with strategic or industry partners.

o
 The Company cannot give assurances that its working capital on hand, its cash flow from operations or any available borrowings, equity offerings or other financings, or sales of non-strategic assets will be sufficient to fund its anticipated 2013 capital expenditures.

●	Net Production

o
For the year ended December 31, 2012, the Company produced 81,999 MMBbl of oil, 76,265 MMcf of natural gas, and 94,710 MBOE. The Company’s average daily production was 225 Bbl of oil, 209 Mcf of natural gas, and 260 BOE.

o	The Company’s average realized sales prices, excluding the effects of its economic hedges, were $85.38 per Bbl for oil, $5.27 per Mcf for natural gas, and $69.79 per BOE.

o	The Company’s average realized sales prices, including the effects of its economic hedges, were $94.833 per Bbl for oil, $5.27 per Mcf for natural gas, and $77.24 per BOE.

o	The Company’s production costs per BOE were $14.58 for lease operating expense, $40.88 for DD&A and $7.92 for production taxes.

o
As of December 31, 2012, the Company had working interests in 29 gross (26 net) productive oil wells, and 1 gross (1 net) productive gas well. Productive wells are either wells producing in commercial quantities or wells capable of commercial production although currently shut-in.  Multiple completions in the same wellbore are counted as one well.  A well is categorized under state reporting regulations as an oil well or a gas well based on the ratio of gas to oil produced when it first commenced production, and such designation may not be indicative of current production.

●	Drilling Activity

o	The following table describes the development and exploratory wells the Company drilled during the year ended December 31, 2012.

	For the Year Ended December 31,
	2012
	Gross	Net

Development:
Productive wells	5	3
Dry wells	1	1
	6	4
Exploratory:
Productive wells	-	-
Dry wells	-	-
	-	-

Total	6	4

o
 A productive well is an exploratory, development or extension well that is not a dry well.  A dry well (hole) is an exploratory, development, or extension well that proves to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

o
As defined in the rules and regulations of the SEC, an exploratory well is a well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir.  A development well is part of a development project, which is defined as the means by which petroleum resources are brought to the status of economically producible.  The number of wells drilled refers to the number of wells completed at any time during the respective year, regardless of when drilling was initiated.  Completion refers to the installation of permanent equipment for production of oil or gas, or, in the case of a dry well, to the reporting to the appropriate authority that the well has been abandoned.

o	As of December 31, 2012 the Company had 1 gross (1 net) well in progress.

●	In 2012, the Company paid $0.68 million in principal and $3.22 million in interest to its lender under its credit agreements.

Additional information related to the above can be found in the Registration Statement, which is hereby incorporated by reference in its entirety.

The information in this Section 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2013	RECOVERY ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
President and Chief Financial Officer